Exhibit A
                                CSW Energy, Inc.
                                 Balance Sheet
                                 June 30, 1999
                                  (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                                $25,491
   Accounts receivable                                       17,671
   Prepaid expenses                                           1,738
                                                            --------

         Total current assets                                44,900


Investments In and Advances to Energy Projects              113,530

Notes Receivable - Affiliate                                 34,263

Notes Receivable                                             66,647

Other Assets
   Construction in progress and project development costs   148,762
   Property, Plant, and Equipment, net                      184,283
   Other                                                     15,875
                                                            --------

         Total other assets                                 348,920
                                                           --------

            Total assets                                    $608,260
                                                            ========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                         $10,732
   Accrued liabilities and other                             10,684
                                                            --------

         Total current liabilities                           21,416

Long Term Debt                                              348,907

Deferred Income Taxes                                        36,105

Other                                                        72,097
                                                            --------

         Total liabilities                                  478,525


Minority Interest                                            12,979

Shareholder's Equity
   Common stock                                                   1
   Additional paid-in-capital                               108,139
   Accumulated retained earnings                              8,616
                                                            --------

         Total shareholder's equity                         116,756
                                                            --------

            Total liabilities and shareholder's equity      $608,260
                                                            ========